Sino Agro Food Adds Independent Board Members

February 10, 2014

GUANGZHOU, China-- Sino Agro Food, Inc. (OTC BB: SIAF.OB) is an integrated, diversified agriculture technology and organic food company (“the Company”) with principal operations in the People’s Republic of China.

The Company is pleased to announce that it has added two new independent members to its Board of Directors: Mr. Daniel Ritchey and Mr. Lim Chang (Anthony) Soh.

Mr. Ritchey is currently a partner in three companies: DC Capital LLC, 3-D Oil and Gas LLC, and 3-D Ranch LLC, a 2,200 head of cattle/1,500 head pig farm for which Mr. Ritchey serves as Finance Director. Mr. Ritchey held previous positions as investment analyst and advisor for venture capital firms. He holds an MBA in Finance from Ohio State University.

Mr. Soh is a partner in the law firm, Edwin Lim Suren & Soh, in Kuala Lumpur, Malaysia. Until October 31, 2013, Mr. Soh was Deputy Managing Director of Pontian United Plantations Berhad, a Malaysian plantation company in the business of cultivating oil palm on 39,000 acres of land on a group basis, and operating an oil mill. Appointed Director in 2005, Mr. Soh served as Executive Director from 2007 until promoted again in 2009. He holds an LL.B (Hons) degree from University of Hull, England.

Mr. Ritchey and Mr. Soh join independent Board members Nils-Erik Sandberg and Koi Ming (George) Yap. Four of the seven member Board are now independent, satisfying the majority requirement for the Company’s application to list on Nasdaq’s Capital Market exchange.

CEO Solomon Lee commented, ”We are delighted that Anthony and Daniel accepted nominations to our Board of Directors. Each new Director brings a wealth of talent, experience, and broadened perspectives to our team.”

About Sino Agro Food, Inc.

Sino Agro Food, Inc. (http://www.sinoagrofood.com) is an agriculture technology and natural food holding company with principal operations in the People’s Republic of China. The Company acquires and maintains equity stakes in a cohesive portfolio of companies that SIAF forms according to its core mission to produce, distribute, market and sell natural, sustainable protein food and produce, primarily seafood and cattle, to the rapidly growing middle class in China. SIAF provides financial oversight and strategic direction for each company, and for the interoperation between companies. The Company owns or licenses patents, proprietary methods, and other intellectual properties in its areas of expertise. SIAF provides consulting and services to joint venture partners to construct and operate food businesses, primarily producing wholesale fish and cattle. Further joint ventures market and distribute the wholesale products as part of an overall “farm to table” concept and business strategy.

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Forward Looking Statements

This release may contain forward-looking statements relating to the business of SIAF and its subsidiary companies. All statements other than historical facts are forward-looking statements, which can be identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions. These statements involve risks and uncertainties that may cause actual results to differ materially from those anticipated, believed, estimated or expected. These risks and uncertainties are described in detail in our filings with the Securities and Exchange Commission. Forward-looking statements are based on SIAF’s current expectations and beliefs concerning future developments and their potential effects on SIAF. There is no assurance that future developments affecting SIAF will be those anticipated by SIAF. SIAF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required under applicable securities laws.

Not a Broker/Dealer or Financial Advisor

Sino Agro Food, Inc. is not a Registered Broker/Dealer or a Financial Advisor, nor does it hold itself out to be a Registered Broker/Dealer or Financial Advisor. All material presented in this press release, on the Company’s website or other media is not to be regarded as investment advice and is only for informative purposes. Readers should verify all claims and conduct their own due diligence before investing in Sino Agro Food, Inc.

Investing in small-cap, micro cap and penny stock securities is speculative and carries a high degree of risk.

No Offer of Securities

None of the information featured in this press release constitutes an offer or solicitation to purchase or to sell any securities of Sino Agro Food, Inc.

Contacts

Mr. Solomon Lee

CEO, Sino Agro Food, Inc.

+86-20-22057860

Peter Grossman

Investor Relations

+1 (775) 901-0344

info@sinoagrofood.com